UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT

November 16, 2020

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1810 E Sahara Ave Ste 215, Las Vegas, NV, 89104
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Phoenix Life Sciences International Limited is referred to herein as the “Company”,“we”, “our”, or “us”.

Explanatory Note

On August 29, 2019, we filed a Form 8-K report disclosing that our Board of Directors (the “Board”) cancelled 22,500,000 shares of common stock of the Company citing that the then Chief Executive Officer Martin Tindall (“Tindall”) had used an unregistered and unexecuted trust to issue 22,500,000 common stock shares to said Trust (“Trust”). Further in the Form 10-K filed on April 10, 2020, it was stated that the shares were issued erroneously. In addition, the Form 8-K report filed August 29, 2019, included disclosure that Tindall had been terminated as CEO.

On further investigation of new evidence, the 22,500,000 shares were not erroneously issued, but validly issued pursuant to the terms of the original Merger agreement dated September 18, 2018. We further confirm that we have received documentation confirming that the trust was validly executed and the trustee company in good standing.

Unfortunately, the cancellation of the shares triggered a material and irreparable default with respect to the Merger.

To prevent litigation resulting from the material and irreparable default of the Merger and from the termination of Tindall, and to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that may exist against one another, including, but not limited to, any and all claims arising out of or in any way related to the Trust or Tindall’s relationship with or separation from the Company, the Company, the Trust and Tindall have entered into a Settlement Agreement and General Release. Material terms of the Settlement Agreement and General Release are contained herein.

Other corporate actions are disclosed below under Items 3.02, 5.02, 7.01, and (d) under Item 8.01.

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On November 16, 2020 the Company entered into a Material Definitive Agreement with former majority shareholder Global Health Trust, its corporate trustee GHI Trustees Pty Ltd, former CEO Martin Tindall, Phoenix Life Sciences International Limited (Vanuatu) (“PLSI Vanuatu”) whereby the company agreed to certain terms of settlement and a general release of claims. The key essential terms of the agreement include as follows;

General Terms: A new company (“NewCo”) shall be formed by and owned exclusively by GHI Trustees Pty Ltd, as trustee for the Global Health Trust to replace the former Phoenix Life Sciences International Limited (Canada) that was dissolved as part of the original 18 September 2018 merger.

The below assets will be irrevocably transferred and assigned to NewCo free and clear of any encumbrance;

All ownership, rights and entitlements to PLSI Vanuatu, its contracts, agreements and relationships with the Vanuatu Government and all service providers, irrespective of geolocation.

All ownership, rights and entitlements to PLSI Canada, PLSI Vanuatu or Company products, internet domains, branding and materials including but not limited to;

Trade secrets and knowhow, and concepts to be patented for the creation of a series of formulations, specific genetic plant selection and delivery systems designed by botanists, biologists, chemical and industrial engineers for the purposes of maximizing the efficacy of medical cannabis for the targeted treatment of specific diseases, including diabetes, cancers, neurological and phycological disorders, autoimmune diseases, as well as a series of generic medical cannabis products for doctor prescription. All products are designed to be produced to pharmaceutical (cGMP) standards and to be regulated as a controlled substance. Each Targeted Treatment Medical Cannabis product designed for doctor prescription is based on different and specific ratios of whole plant cannabinoids and terpenes, extracted from specific plant strains and optimized through the extraction and recombination process, prior to encapsulation in the precisely dosed delivery system. Each has been designed to replace existing synthetic pharmaceuticals, reducing risk profiles and increasing efficacy in patient care. The products include;

Phoenix Metabolic – designed to maximize efficacy in the treatment of diabetes and its complications through increasing pancreatic function and insulin sensitivity, while improving liver function and reducing neuropathic pain and neuropathy, reducing inflammation and reducing appetite.

Phoenix Onco – includes 2 different formulations, Daytime and Nighttime. The Daytime is designed to actively reduce inflammation, stop metastasis and shrink tumors. The Nighttime is designed to affect apoptosis on cancer cells, while providing significant relaxation and sleep function and increased appetite.

Phoenix Auto – designed to target and treat autoimmune diseases, specifically including rheumatoid arthritis, crohns disease and psoriasis. Providing pain management, anti-inflammatory and greater regulation of the autoimmune diseases, without compromising the autoimmune functions of the body.

Phoenix Neuro – designed for neurological disorders combining neuroprotection, and nerve inflammation reduction.

Phoenix Mood – designed for targeting anxiety and other mood disorders, reducing fear response and providing a level of disconnection with anxiety triggers.

Generic Medical Cannabis product designed for doctor prescription is based on different and specific ratios of whole plant cannabinoids extracted from specific plant strains and optimized through the extraction and recombination process, prior to encapsulation in the precisely dosed delivery system, including;

Phoenix Daytime – a formulation containing specific ratios of cannabidiol and tetrahydrocannabinol, as well as trace levels of other cannabinoids and terpenes, for daytime use without impairment.

Phoenix Calm - a formulation containing specific ratios of cannabidiol and tetrahydrocannabinol, as well as trace levels of other cannabinoids and terpenes, for anytime use creating the general sense of wellbeing and calmative effect without impairment or too much sedation.

Phoenix Relax – a formulation containing specific ratios of cannabidiol and tetrahydrocannabinol, as well as trace levels of other cannabinoids and terpenes, for anytime use creating the general sense of wellbeing and relaxation with a mid-level of sedation.

Phoenix Sleep - containing specific ratios of cannabidiol and cannabinol, as well as trace levels of other cannabinoids and terpenes, for nighttime use. The Sleep product is designed to create soporific sleep.

All PLSI Vanuatu payables will be assumed by NewCo.

Tindall will retain existing liability for Makris and Yang judgements – Totaling approximately $1.2mil

Confirmation of obligation of the Company to pay debt of $1.5mil owed to Tindall in the form outstanding wages, outstanding expenses and balance of employment contract.

The Company, through its Board of Directors, shall file the notice of termination of merger with the Nevada Secretary of State and file a Form 8k with the Securities and Exchange Commission as soon as reasonably practicable confirming the terms of this agreement.

The Company will, as soon as reasonably practicable, commence any and all actions to complete a rename of the Company and will take appropriate actions to institute a viable business plan and/or a suitable merger candidate. The company will continue to be controlled by the Company Preferred Series B holders.

In the event that the Company fails to reach a reorganization plan suitable to Tindall by December 31, 2020, the parties acknowledge that Tindall intends to file bankruptcy proceedings against the Company. This timeline may be extended by mutual consent of the Company and Tindall.

The Board of Directors of the Company and holders of Preferred Series B Shares (executed as a shareholder meeting and resolution with a waiver of notice), hereby confirm that, the Company and its directors releases NewCo, Trustee, Trust, Shareholder and Tindall, individually and globally, from any claims known or unknown.

NewCo, Trustee, Trust, Shareholder and Tindall, individually and globally hereby releases the Company, its Directors and the holders of the Company Preferred Series B shares from any and all claims regarding the default on the merger and share cancellation and for the subsequent issuance of Preferred shares by the Board Members.

Tindall will officially resign as a board member of the Company: the parties acknowledge no actions have been taken on behalf of the Company by Tindall since June 23, 2019, nor has Tindall been provided with participation or voting rights since that time. Further, Tindall has not be provided with any financials or minutes of meetings nor resolutions since such time.

All other transactions relating to the Merger shall be deemed completed, satisfied or otherwise not subject to further settlement.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the terms of the Settlement Agreement and General Release, executed November 16, 2020, the cancellation of the shares as outlined in the Explanatory Note, triggered a material and irreparable default in the terms of the Merger of the Company. The merger is therefore and hereby terminated.

Section 2 – Financial Information

Item 2.01 Completion of Disposition of Assets

Pursuant to the terms of the Settlement Agreement and General Release, executed November 16, 2020, through the irrevocable transfer and assignment discussed herein, the Company as disposed of the following assets clear of any encumbrance;

All ownership, rights and entitlements to PLSI Vanuatu, its contracts, agreements and relationships with the Vanuatu Government and all service providers, irrespective of geolocation.

All ownership, rights and entitlements to PLSI Canada, PLSI Vanuatu or Company products, internet domains, branding and materials including but not limited to;

Trade secrets and knowhow, Phoenix Metabolic, Phoenix Onco, Phoenix Auto, Phoenix Neuro,

Phoenix Mood, Phoenix Daytime, Phoenix Calm, Phoenix Relax and Phoenix Sleep.

Item 2.02 Results of Operations and Financial Condition

At this time, the Company has disposed of the majority of its assets and is responsible for an approximate $4.5mil in accounts payable, accrued wages and expenses, judgements and guarantees. The Company has no source of income and its ability to secure financing is uncertain. The Company at this time is insolvent and has ceased all operations.

It is anticipated by the Board that the Company will file for Chapter 11 bankruptcy and create a plant for restructuring, reorganization and reemergence by the end of 2020.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Board has determined that the Form 10-K filed on April 10, 2020 for the Financial period ending February 28, 2019 can no longer be relied upon. Under the terms of the Settlement and Release agreement, a Form 10-K/A must be filed to correct information that is now inaccurate. This relates to current liabilities, statements regarding the share cancellation and other assets.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Settlement Agreement and General Release, executed November 16, 2020, pursuant to provision 4.5 of our bylaws and a Board meeting of that same date, our Board accepted the resignation of Martin Tindall as a member of the Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holder.

Pursuant to the terms of the Settlement Agreement and General Release, executed November 16, 2020, the Agreement provided that it would be ratified and executed by the holders of the Preferred Series B shares of the Company. The holders of the Series B Preferred Shares, holding voting rights totaling 80million shares, representing 71.4% of the shares entitled to vote, waived notice and upon written consent to action by the majority of shareholders consent to, approve and adopt the Settlement Agreement and General Release.

Item 8.01 Other Events

No other events

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited

Date: November 18, 2020	By	/s/ Lewis “Spike” Humer
Lewis “Spike” Humer
Executive Chairman